EXHIBIT 3.2

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                              BLUEGREEN CORPORATION
                          (FORMERLY PATTEN CORPORATION)
                            (As of October 14, 2002)

                                    ARTICLE I

                                  Stockholders

      Section 1. Annual Meeting. The annual meeting of the stockholders shall be held within six months after the end of the corporation's fiscal year on such date, and at such place and time, as may be determined each year by the board of directors. If in any year the annual meeting is not held within the period specified above, a special meeting in lieu thereof may be held at a later time and any elections held or business transacted at such meeting shall have the same force and effect as if held or transacted at the annual meeting.

      Section 2. Special Meetings. Special meetings of the stockholders may be called at any time by the president or by the board of directors and shall be called by the clerk, or in case of the death, absence, incapacity or refusal of the clerk, by any other officer, upon written application of one or more stockholders who hold at least 25% in interest of the capital stock entitled to vote thereat. Such application shall specify the purposes for which the meeting is to be called and may designate the date, hour and place of such meeting, provided, however, that no such application shall designate a date not a full business day or an hour not within normal business hours as the date or hour of such meeting without the approval of the president or the board of directors.

      Section 3. Place of Meetings. Meetings of the stockholders may be held any where within, but not without, the United States.

      Section 4. Notice. Except as hereinafter provided, a written or printed notice of every meeting of stockholders stating the place, date, hour and purposes thereof shall be given by the clerk or an assistant clerk (or by any other officer in the case of an annual meeting or by the person or persons calling the meeting in the case of a special meeting) at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, by law, by the articles of organization or by these by-laws, is entitled to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, addressed to him at his address as it appears upon the records of the corporation. No notice of the place, date, hour or purposes of any annual or special meeting of stockholders need be given to a stockholder if a written waiver of such notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.

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      Section  5.  Action at a  Meeting.  Except as  otherwise  provided  by the articles of organization, at any meeting of the stockholders a majority of all shares of stock then issued, outstanding and entitled to vote (including shares as to which a nominee has no voting authority as to certain matters brought before the meeting) shall constitute a quorum for the transaction of any business. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date, and at any such adjourned meeting any business may be transacted which might have been transacted at the original meeting.

      When a quorum is present at any meeting, the affirmative vote of a majority of the shares of stock present or represented and entitled to vote shall be necessary and sufficient to the determination of any questions brought before the meeting, unless a larger vote is required by law, by the articles of organization or by these by-laws, provided, however, that any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote in such election. Shares as to which a nominee has no voting authority as to a particular question or questions brought before the meeting will not be deemed to be cast with respect to such question or questions.

      Except as otherwise provided by law or by the articles of organization or by these by-laws, each holder of record of shares of stock entitled to vote on any matter shall have one vote for each such share held of record by him and a proportionate vote for any fractional shares so held by him. Stockholders may vote either in person or by proxy. No proxy dated more than six months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving its invalidity shall rest on the challenger.

      Any election by stockholders and the determination of any other questions to come before a meeting of the stockholders shall be by ballot if so requested by any stockholder entitled to vote thereon but need not be otherwise.

      Section 6. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.


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

                                   ARTICLE II

                                    Directors

      Section 1. Number and Election. There shall be a board of not less than three directors. Except as otherwise provided by law or by the articles of organization, the number of directors shall be determined from time to time by the board of directors. Directors shall be elected, at the annual meeting of the stockholders by such stockholders as have the right to vote thereon. No director need be a stockholder. Notwithstanding the above, if there be only two stockholders the number of directors may be not less than two, and whenever there shall be only one stockholder the number of directors may not be less than one. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

      Section 2. Term. The provisions of Chapter 156B, ss.50A of the Massachusetts General Laws with respect to staggered terms for directors shall apply to this corporation. To the extent any provisions of these by-laws is inconsistent with the provisions of Chapter 156B, ss.50A of the Massachusetts General Laws, the provisions of such Chapter 156B, ss.50A shall govern. The directors of this corporation shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class ("Class I Directors") to continue until the first annual meeting of stockholders following the January 1, 1999 and until their successors are duly elected and qualified; the term of office of those of the second class ("Class II Directors") to continue until the second annual meeting of stockholders following January 1, 1999 and until their successors are duly elected and qualified; and the term of office of those of the third class ("Class III Directors") to continue until the third annual meeting of stockholders following January 1, 1999 and until their successors are duly elected and qualified. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

      Section 3. Resignations. Any director may resign by delivering his written resignation to the corporation at its principal office or to the president or clerk or if there by one, to the secretary. Such resignation shall become effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

      Section 4. Removal. At any meeting of the stockholders called for the purpose any director may be removed from office only for cause (as defined in ss.50A of Chapter 156B of the Massachusetts General Laws) by the affirmative vote of a majority of the shares issued, outstanding and entitled to vote in the election of directors. At any meeting of the board of directors any director may be removed from office for cause by vote of a majority of the directors then in office. A director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

      Section 5. Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the board of directors, from the death, resignation, disqualification


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

or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with this Section 5 shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director's successor shall have been elected and qualified.

      Section 6. Regular Meetings. Regular meetings of the board of directors may be held at such times and places within or without The Commonwealth of Massachusetts as the board of directors may fix from time to time and, when so fixed, no notice thereof need be given. The first meeting of the board of directors following the annual meeting of the stockholders shall be held without notice immediately after and at the same place as the annual meeting of the stockholders or the special meeting held in lieu thereof. If in any year a meeting of the board of directors is not held at such time and place, any elections to be held or business to be transacted at such meeting may be held or transacted at any later meeting of the board of directors with the same force and effect as if held or transacted at such meeting.

      Section 7. Special Meetings. Special meetings of the board of directors may be called at any time by the president or secretary (or, if there be no secretary, the clerk) or by any director. Such special meetings may be held anywhere within or without The Commonwealth of Massachusetts. A written, printed or telegraphic notice stating the place, date and hour (but not necessarily the purposes) of the meeting shall be given by the secretary or an assistant secretary (or, if there be no secretary or assistant secretary, the clerk or an assistant clerk) or by the officer or director calling the meeting at least forty-eight (48) hours before such meeting to each director by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, or sending it by prepaid telegram, addressed to him at his last known address. No notice of the place, date or hour of any meeting of the board of directors need be given to any director if a written waiver of such notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

      Section 8. Action at a Meeting. At any meeting of the board of directors, a majority of the directors then in office shall constitute a quorum. Though less than a quorum be present, any meeting may without further notice be adjourned to a subsequent date or until a quorum be had. When a quorum is present at any meeting a majority of the directors present may take any action on behalf of the board except to the extent that a larger number is required by law, by the articles of organization or by these by-laws.

      Section 9. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if all the directors consent to the action in writing and the written consents are filed with the records of the meetings of the directors. Such consents shall be treated for all purposes as a vote at a meeting.

      Section 10. Powers. The board of directors shall have and may exercise all the powers of the corporation, except such as by law, by the articles of organization or by these by-laws are conferred upon or reserved to the stockholders. In the event of any vacancy in the board of


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

directors, the remaining directors then in office, except as otherwise provided by law, shall have and may exercise all of the powers of the board of directors until the vacancy is filled.

      Section 11. Committees. The board of directors may elect from the board an executive committee or one or more other committees and may delegate to any such committee or committees any or all of the powers of the board except those which by law, by the articles of organization or by these by-laws may not be so delegated. Such committees shall serve at the pleasure of the board of directors. Except as the board of directors may otherwise determine, each such committee may make rules for the conduct of its business, but, unless otherwise determined by the board or in such rules, its business shall be conducted as nearly as may be as is provided in these by-laws for the conduct of the business of the board of directors.

      Section 12. Meeting by Telecommunications. Members of the board of directors or any committee elected thereby may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in a meeting can hear each other at the same time and participation by such means shall constitute presence in person at the meeting.

                                   ARTICLE III

                                    Officers

      Section 1. Enumeration. The officers of the corporation shall consist of a president, a treasurer and a clerk and such other officers, including without limitation a chairman of the board of directors, a secretary and one or more vice presidents, assistant treasurers, assistant clerks and assistant secretaries, as the board of directors may from time to time determine.

      Section 2. Qualifications. No officer need be a stockholder or a director. The same person may hold at the same time one or more offices unless otherwise provided by law. The clerk shall be a resident of Massachusetts unless the corporation shall have a resident agent. Any officer may be required by the board of directors to give a bond for the faithful performance of his duties in such form and with such sureties as the board may determine.

      Section 3. Elections. The president, treasurer and clerk shall be elected annually by the board of directors at its first meeting following the annual meeting of the stockholders. All other officers shall be chosen or appointed by the board of directors.

      Section 4. Term. Except as otherwise provided by law, by the articles of organization or by these by-laws, the president, treasurer and clerk shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified. All other officers shall hold office until the first meeting of the board of directors following the next annual meeting of the stockholders, unless a shorter time is specified in the vote choosing or appointing such officer or officers.


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

      Section 5. Resignations. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the president or clerk, or, if there be one, to the secretary. Such resignation shall be effective at the time or upon the happening of the condition, if any, specified therein or, if no such time or condition is specified, upon its receipt.

      Section 6. Removal. Any officer may be removed from office with or without cause by vote of a majority of the directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the board of directors.

      Section 7. Vacancies. Vacancies in any office may be filled by the board of directors.

      Section 8. Certain Duties and Powers. The officers designated below, subject at all times to these by-laws and to the direction and control of the board of directors, shall have and may exercise the respective duties and powers set forth below:

            The Chairman of the Board of Directors. The chairman of the board of directors, if there be one, shall, when present, preside (or designate the person to preside) at all meetings of the board of directors.

            The President. The President shall have such powers as may from time to time be delegated by the board of directors. The president shall preside at all meetings of the stockholders and of the board of directors, if he is present, unless there be a chairman of the board of directors who is present at the meeting in which event the chairman shall preside. The president shall be the chief executive officer of the corporation.

            The   Treasurer.   The   treasurer   shall  have  such   duties  and
      responsibilities as may be given to the officer by the Board of Directors or by the chief executive officer.

            The Chief Financial Officer. The chief financial officer shall have such duties and responsibilities as may be given to the officer by the Board of Directors or by the chief executive officer.

            The Clerk. The clerk shall keep a record of all proceedings of the stockholders and, if there be no secretary, shall also keep a record of all proceedings of the board of directors. In the absence of the clerk from any meeting of the stockholders or, if there be no secretary, from any meeting of the board of directors, an assistant clerk, if there be one, otherwise a clerk pro tempore designated by the person presiding at the meeting, shall perform the duties of the clerk at such meeting.

            The Secretary. The secretary, if there be one, shall keep a record of all proceedings of the board of directors. In the absence of the secretary, if there be one, from any meeting of the board of directors, an assistant secretary, if there be one, otherwise a secretary pro tempore designated by the person presiding at the meeting, shall perform the duties of the secretary at such meeting.


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

      Section 9. Other Duties and Powers. Each officer, subject at all times to these by-laws and to the direction and control of the board of directors, shall have and may exercise, in addition to the duties and powers specifically set forth in these by-laws, such duties and powers as are prescribed by law, such duties and powers as are commonly incident to his office and such duties and powers as the board of directors may from time to time prescribe.

                                   ARTICLE IV

                                  Capital Stock

      Section 1. Amount and Issuance. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue shall be stated in the articles of organization. The directors may at any time issue all or from time to time any part of the unissued capital stock of the corporation from time to time authorized under the articles of organization, and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

      Section 2. Certificates. Each stockholder shall be entitled to a certificate or certificates stating the number and the class and the designation of the series, if any, of the shares held by him, and otherwise in form approved by the board of directors. Such certificate or certificates shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

      Every certificate issued for shares of stock at a time when such shares are subject to any restriction on transfer pursuant to the articles of organization, these by-laws or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back of the certificate either (i) the full text of the restriction or (ii) a statement of the existence of such restriction and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      Every certificate issued for shares of stock at a time when the corporation is authorized to issue more than one class or series of stock shall set forth on the face or back of the certificate either (i) the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series, if any, authorized to be issued, as set forth in the articles of organization or (ii) a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

      Section 3. Transfers. The board of directors may make such rules and regulations not inconsistent with the law, with the articles of organization or with these by-laws as it deems


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expedient   relative  to  the  issue,   transfer  and   registration   of  stock
certificates. The board of directors may appoint a transfer agent and a registrar of transfers or either and require all stock certificates to bear their signatures. Except as otherwise provided by law, by the articles of organization or by these by-laws, the corporation shall be entitled to treat the record holder of any shares of stock as shown on the books of the corporation as the holder of such shares for all purposes, including the right to receive notice of and to vote at any meeting of stockholders and the right to receive any dividend or other distribution in respect of such shares.

      Section 4. Record Date. The board of directors may fix in advance a time, which shall be not more than sixty (60) days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the directors may for any of such purposes close the transfer books for all or any part of such period.

      Section 5. Lost Certificates. The board of directors may, except as otherwise provided by law, determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed.

                                    ARTICLE V

                            Miscellaneous Provisions

      Section 1. Fiscal Year. The fiscal year of the corporation shall begin on January 1 of each calendar year and end on December 31 of each calendar year.

      Section 2. Corporate Seal. The seal of the corporation shall be in such form as shall be determined from time to time by the board of directors.

      Section 3. Corporation Records. The original, or attested copies, of the articles of organization, by-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in The Commonwealth of Massachusetts at the principal office of the corporation in said Commonwealth or at an office of the transfer agent or of its clerk or of its resident agent, if any. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to inspection by any stockholder for any proper purpose but not if the purpose for which such inspection is sought is to secure a list of stockholders or other information for the purpose of selling said list or information or copies thereof or of using the same for a purpose other than the interest of the applicant, as a stockholder, relative to the affairs of the corporation.


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

      Section 4. Voting of Securities. Except as the board of directors may otherwise prescribe, the president or the treasurer shall have full power and authority in the name and on behalf of the corporation, subject to the instructions of the board of directors, to waive notice of, to attend, act and vote at, and to appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

      Section 5. Indemnification. To the extent that there are sums available to be utilized for payment under any policy of insurance held by the corporation, of fees, costs, charges or expenses of any officer or director of the corporation who is a defendant in any action which is covered or which may be covered by any policy of insurance held by the corporation, the corporation shall not make payment to the officers or directors of such fees, costs or expenses.

      This by-law is intended solely to require the advancement of such fees, costs, charges or expenses by the carrier, up to and including the policy limited to and to the extent to require advancement thereof without regard to any limitation or exception contained in any policy. This by-law in no way affects the obligation of the corporation to any officer or director entitled to payment of fees or expenses by the corporation.

                                   ARTICLE VI

                              Control Share Statute

      The provisions of Chapter 110D of the Massachusetts General Laws ("Chapter 110D") shall not apply to control share acquisitions (as defined in Chapter
110D) of the corporation.

                                   ARTICLE VII

                                   Amendments

      These by-laws may be amended or repealed at any annual or special meeting of the stockholders by the affirmative vote of a majority of the shares of capital stock then issued, outstanding and entitled to vote provided notice of the proposed amendment or repeal is given in the notice of the meeting.

      If authorized by the articles or organization, these by-laws may also be amended or repealed in whole or in part, or new by-laws made, by the board of directors except with respect to any provision hereof which by law, the articles of organization or these by-laws requires action by the stockholders. Not later than the time of giving notice of the meeting of stockholders next following the making, amendment or repeal by the directors of any by-laws, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the by-laws. Any by-law to be made, amended or repealed by the directors may be amended or repealed by the stockholders.


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

                                  ARTICLE VIII

                                Director Emeritus

      Section 1. Title/Selection. The Board of Directors may, in its sole discretion, from time to time elect to provide any former member of the Board with the title Director Emeritus.

      Section 2. No Voting Rights. Directors Emeritus shall not be members of the Board of Directors, will not be counted for purposes of determining whether a quorum exists and will not be entitled to vote on any matter. Directors
Emeritus shall not be considered or deemed directors of the Corporation for purposes of any state or federal law, the Corporation's charter or by-laws or any contractual arrangement to which the Corporation is party relating to the Board of Directors.

      Section 3. Attendance. Directors Emeritus shall be entitled to attend such meetings (or portions of such meetings) as the Board of Directors shall from time to time determine.

      Section 4. Compensation. No Director Emeritus shall, unless otherwise voted by the Board of Directors, be entitled to receive any compensation for acting in such capacity or holding such title.

      Section 5. Confidentiality. Directors Emeritus, to the extent they are provided with any material non-public information, shall hold such information in confidence. Director Emeritus, to the extent they attend Board of Directors meetings or otherwise have access to material non-public information, shall also be subject to the Corporation's insider trader policy.

      Section 6. Term. Any Director Emeritus shall hold such title at the sole and absolute discretion of the Board of Directors and such title may be withdrawn by a majority of the Board of Directors at any time with or without cause. An individual who is a Director Emeritus may elect to terminate such status at any time upon notice to the Corporation.

      Section 7. Reimbursement. No Director Emeritus shall, unless otherwise voted by the Board of Directors, be entitled to reimbursement of expenses incurred for acting in such capacity or holding such title.


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